As filed with the Securities and Exchange Commission on
                                  May 10, 2000

                           Registration No. 333-36164
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                          PRE-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                              OLD NATIONAL BANCORP
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             (Exact name of registrant as specified in its charter)


          INDIANA                                             6021
-------------------------------                   ----------------------------
(State or other jurisdiction of                   (Primary Standard Industrial
 incorporation or organization)                    Classification Code Number)

                                   35-1539838
                      ------------------------------------
                      (I.R.S. Employer Identification No.)


           420 Main Street, Evansville, Indiana 47708, (812) 464-1434
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  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

    Jeffrey L. Knight, Esq.                   Timothy M. Harden, Esq.
    Corporate Secretary & General             Michael J. Messaglia, Esq.
         Counsel                              Krieg DeVault Alexander &
    Old National Bancorp                           Capehart, LLP
    420 Main Street                           One Indiana Square, Suite 2800
    Evansville, Indiana  47708                Indianapolis, Indiana  46204-2017
    (812) 464-1363                            (317) 636-4341
    (Agent for Service)                       (Copy to)

                            Jeffrey M. Werthan, P.C.
                            Craig M. Scheer, Esq.
                            SILVER FREEDMAN & TAFF, LLP
                            1100 New York Avenue, NW,
                            Seventh Floor
                            Washington, DC 20005
                            (202) 414-6100 (copy to)
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            (Name, address, including zip code, and telephone number,
                   including area code, or agent for service)


Approximate date of commencement of the proposed sale of the securities to the public:
As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

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The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

         The Registrant's Articles of Incorporation provide that the Registrant will indemnify any person who is or was a director, officer or employee of the Registrant or of any other corporation for which he is or was serving in any capacity at the request of the Registrant against all liability and expense that may be incurred in connection with any claim, action, suit or proceeding with respect to which such director, officer or employee is wholly successful or acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant or such other corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A director, officer or employee of the Registrant is entitled to be indemnified as a matter of right with respect to those claims, actions, suits or proceedings where he has been wholly successful. In all other cases, such director, officer or employee will be indemnified only if the Board of Directors of the Registrant or independent legal counsel finds that he has met the standards of conduct set forth above.

Item 21.  Exhibits and Financial Statement Schedules.

(a)      The following Exhibits are being filed as part of this Registration
         Statement:

         2 Agreement of Affiliation and Merger (included as Appendix A to Proxy Statement-Prospectus)

         3(i) Articles of Incorporation of the Registrant (incorporated by reference to Registrant's Registration Statement on Form S-3, File No. 333-87573, dated September 22, 1999)

         3(ii) By-Laws of the Registrant (incorporated by reference to Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, File No. 0-10888, dated May 14, 1999)

          4 (a) the description of Registrant's common stock contained in its Current Report on Form 8-K, dated January 6, 1983 and March 1, 2000 (incorporated by reference thereto), and (b) the description of Registrant's Preferred Stock Purchase Rights contained in Registrant's Form 8-A, dated March 1, 1990, including the Rights Agreement, dated March 1, 1990, as amended on March 1, 2000, between the Registrant and Old National Bank in Evansville, as Trustee (incorporated by reference thereto)

         *5.01 Opinion of Krieg DeVault Alexander & Capehart, LLP re:
               legality

         *8.01 Tax Opinion of Krieg DeVault Alexander & Capehart, LLP copy re: certain federal income tax matters

         *10.01 Consulting Agreement, dated December 20, 1999, by and between Donald P. Weinzapfel and Old National Bancorp

         10.02 Material Contracts (incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999)

         13.01 Permanent Bancorp's Report on Form 10-K/A for the fiscal year ended March 31, 1999 (incorporated by reference as previously filed by Permanent Bancorp, File No. 000-23370, dated July 13,
                1999)

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

         13.02 Permanent Bancorp's Report on Form 10-Q, as amended, for the quarterly period ended December 31, 1999 (incorporated by reference as previously filed by Permanent Bancorp, File No. 000-2370, dated February 14, 2000)

         *21    Subsidiaries of the Registrant

         *23.01 Consents of Krieg DeVault Alexander & Capehart, LLP (included in Opinions of Krieg DeVault Alexander & Capehart, LLP re: legality at Exhibit 5 and re: certain federal income tax matters at Exhibit 8)

         *23.02 Consent of PricewaterhouseCoopers LLP

         *23.03 Consent of Deloitte & Touche, LLP

         *23.04 Consent of Arthur Andersen, LLP

         *23.05 Consent of Olive LLP

         *23.06 Consent of Heathcott & Mullaly, P.C.

         *24    Powers of Attorney

         *99.01 Form of Proxy

         *99.02 Consent of Capital Resources Group, Inc.

* Previously filed by Registrant as an exhibit to this Registration Statement.

         (b)      Financial Statement Schedules
                  Not Applicable

         (c)      Fairness Opinion
                  Included in Part I as Appendix B to the Proxy
                  Statement-Prospectus included in this Registration Statement

Item 22.  Undertakings.

         (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

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

                  (2) The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (b)(1) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.



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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on May 10, 2000.

                                      OLD NATIONAL BANCORP

                                      By: /s/ JAMES A. RISINGER
                                         ----------------------------
                                         James A. Risinger, President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below as of May 10, 2000.

Name                                    Title
----                                    -----
/s/ JAMES A. RISINGER                   Chairman of the Board, Director,
-------------------------------         President and Chief Executive Officer
James A. Risinger                       (Chief Executive Officer)

/s/ JOHN S. POELKER                     Executive Vice President (Chief
-------------------------------         Financial Officer and Principal
John S. Poelker                         Accounting Officer)

DAVID L. BARNING*                       Director
-------------------------------
David L. Barning

RICHARD J. BOND*                        Director
-------------------------------
Richard J. Bond

ALAN W. BRAUN *                         Director
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Alan W. Braun

WAYNE A. DAVIDSON*                      Director
-------------------------------
Wayne A. Davidson

LARRY E. DUNIGAN*                       Director
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Larry E. Dunigan

DAVID E. ECKERLE*                       Director
-------------------------------
David E. Eckerle

ANDREW E. GOEBEL*                       Director
-------------------------------
Andrew E. Goebel

PHELPS L. LAMBERT*                      Director
-------------------------------
Phelps L. Lambert

RONALD B. LANKFORD*                     Director
-------------------------------
Ronald B. Lankford

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

LUCIEN H. MEIS*                         Director
-------------------------------
Lucien H. Meis

LOUIS L. MERVIS*                        Director
-------------------------------
Louis L. Mervis

JOHN N. ROYSE*                          Director
-------------------------------
John N. Royse

MARJORIE Z. SOYUGENC*                   Director
-------------------------------
Marjorie Z. Soyugenc

KELLY N. STANLEY*                       Director
-------------------------------
Kelly N. Stanley

CHARLES D. STORMS*                      Director
-------------------------------
Charles D. Storms


                                        *By: /s/ JEFFREY L. KNIGHT
                                            --------------------------
                                            Attorney-in-Fact

                                        Print Name: Jeffrey L. Knight
                                                   -------------------

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